UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 21, 2019

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive officers)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1.	Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On February 21, 2019, Weyerhaeuser Company (“Weyerhaeuser”) entered into an underwriting agreement (“Underwriting Agreement”) with Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, pursuant to which the underwriters agreed to purchase from Weyerhaeuser $750,000,000 aggregate principal amount of its 4.00% Notes due 2029 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of April 1, 1986, as amended and supplemented by a First Supplemental Indenture thereto dated as of February 15, 1991, a Second Supplemental Indenture thereto dated as of February 1, 1993, a Third Supplemental Indenture thereto dated as of October 22, 2001 and a Fourth Supplemental Indenture thereto dated as of March 12, 2002 (collectively, the “Indenture”), each between Weyerhaeuser and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee. The sale of the Notes closed on February 25, 2019.

The Notes bear interest at the rate of 4.00% per year, accruing from February 25, 2019. Interest on the Notes will be payable on May 15 and November 15 of each year, beginning on May 15, 2019. The Notes will mature on November 15, 2029. Weyerhaeuser may at its option redeem some or all of the Notes at any time prior to maturity at a redemption price equal to the sum of 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued but unpaid interest, if any, to but not including the redemption date, plus a make-whole amount if the redemption occurs prior to August 15, 2029, as specified in the Notes. Additionally, upon the occurrence of both (1) a change of control of Weyerhaeuser and (2) a below investment grade debt rating by each of Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global Inc., within a specified period, Weyerhaeuser would be required to redeem the Notes at 101% of the aggregate principal amount of the Notes outstanding, plus accrued but unpaid interest, if any, to but not including the repurchase date.

The Notes are unsecured and unsubordinated obligations of Weyerhaeuser and rank equally in right of payment with all of Weyerhaeuser’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture places certain limitations on the ability of Weyerhaeuser and its subsidiaries to incur certain secured debt and to enter into certain sale and leaseback transactions and certain limitations on the ability of Weyerhaeuser to consolidate, merge or sell all or substantially all of its assets. The Indenture also contains customary event of default provisions.

The public offering price of the Notes was 99.462% of the principal amount. Weyerhaeuser received net proceeds of approximately $741,090,000 and will use such net proceeds to repay its 7.375% notes due October 1, 2019 (CUSIP No. 962166 BV5) (the “Notes due 2019”), and for other general corporate purposes.

The Notes were offered and sold pursuant to Weyerhaeuser’s automatic shelf registration statement on Form S-3 (Registration No. 333-225502) under the Securities Act of 1933, as amended. Weyerhaeuser has filed with the Securities and Exchange Commission a prospectus supplement, dated February 21, 2019, together with the accompanying prospectus, dated June 7, 2018, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement and the Notes, please refer to the Underwriting Agreement, the Officers’ Certificate of Weyerhaeuser Company pursuant to the Indenture, the form of Note, and certain opinions relating to the Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 5.1, 5.2 and 8.1, respectively.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other financial services for Weyerhaeuser and its subsidiaries, including as a participant in Weyerhaeuser’s credit facilities, for which they have received or may in the future receive customary fees and expenses.

Section 2.	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated into this Item 2.03 by reference.

Section 8.	Other Events

Item 8.01	Other Events.

On February 25, 2019, Weyerhaeuser directed The Bank of New York Mellon Trust Company, N.A., as trustee of its Notes due 2019, to notify noteholders that Weyerhaeuser has elected to redeem, and will redeem on March 27, 2019, the entire $500 million aggregate principal amount outstanding of the Notes due 2019. The Notes due 2019 will be redeemed at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes due 2019 and (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes due 2019) plus 50 basis points, plus, in the case of clause (1) and clause (2), accrued and unpaid interest on the principal amount of the Notes due 2019 redeemed to the redemption date.

For a complete description of terms and conditions of Weyerhaeuser’s redemption of its Notes due 2019, please refer to the Notice of Redemption, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following items are filed as exhibits to this report.

Exhibit No.	Description

1.1	Underwriting Agreement

4.1	Officers’ Certificate pursuant to the Indenture (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-36753), establishing the Notes and their terms

4.2	Form of 4.00% Global Note due 2029 (included in Exhibit 4.1)

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes

5.2	Opinion of Jose Quintana, Esq., Senior Counsel of Weyerhaeuser Company, relating to the Notes

8.1	Opinion of Covington & Burling LLP as to certain tax matters relating to the Notes

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of Jose Quintana, Esq., Senior Counsel of Weyerhaeuser Company (included in Exhibit 5.2)

23.3	Consent of Covington & Burling LLP (included in Exhibit 8.1)

99.1	Notice of Redemption of 7.375% Notes due 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
	Name:	Kristy T. Harlan
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 25, 2019